Exhibit 99.1

NEWS RELEASE

Evergy Announces 2024 Results, Declares Quarterly Dividend, Reaffirms 2025 Guidance

•	2024 GAAP EPS of $3.79, compared to $3.17 in 2023

•	2024 Adjusted EPS (non-GAAP) of $3.81, compared to $3.54 in 2023

•	Declares quarterly dividend of $0.6675 per share

•	Raises 2025E-2029E capital investment plan to $17.5 billion

•	Reaffirms 2025 GAAP and Adjusted (non-GAAP) EPS guidance of $3.92 to $4.12

KANSAS CITY, MO., February 27, 2025 – Evergy, Inc. (NASDAQ: EVRG) today announced full year 2024 GAAP earnings of $873.5 million, or $3.79 per share, compared to GAAP earnings of $731.3 million, or $3.17 per share, for the full year 2023. Fourth quarter 2024 GAAP earnings were $78.2 million, or $0.34 per share, compared to earnings of $58.0 million, or $0.25 per share, for the fourth quarter of 2023.

Evergy’s full year 2024 adjusted earnings (non-GAAP) and adjusted earnings per share (non-GAAP) were $877.9 million, or $3.81 per share, compared to $815.6 million, or $3.54 in 2023. Adjusted earnings (non-GAAP) and adjusted earnings per share (non-GAAP) are reconciled to GAAP earnings in the financial table included in this release.

Fourth quarter 2024 adjusted earnings (non-GAAP) and adjusted earnings per share (non-GAAP) were $80.6 million and $0.35, respectively, compared to $61.1 million and $0.27, respectively, in fourth quarter 2023. Adjusted earnings (non-GAAP) and adjusted earnings per share (non-GAAP) are reconciled to GAAP earnings in the financial table included in this release.

Full year 2024 adjusted earnings (non-GAAP) per share benefited from new retail rates, FERC regulated investments and growth in weather-normalized demand. These favorable results were partially offset by mild weather, higher depreciation and amortization expense, as well as higher operations and maintenance and interest expense.

“Our financial results in 2024 were in line with expectations, thanks to the hard work of everyone on our team. Overcoming weather headwinds, we reported adjusted earnings per share (EPS) of $3.81 – within our guidance range of $3.73 to $3.93,” said David Campbell, chairman and chief executive officer.

“2024 marked a turning point for our company, with the passage of House Bill 2527 in Kansas reflecting support for infrastructure investment to enable and advance economic development, and the unanimous settlement agreement in our Missouri West rate case demonstrating regulatory execution and constructive relationships with our stakeholders. Relative to our size, the backlog for large customers evaluating Kansas and Missouri is one of the most robust in the country. As part of discussions with our more than 10-gigawatt project pipeline, we are in advanced negotiations with two large data center customers, reflecting the vitality of our region and the exciting opportunities ahead.”

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Earnings Guidance

The Company reaffirmed its 2025 GAAP EPS and adjusted EPS (non-GAAP) guidance range of $3.92 to $4.12. Additionally, the Company reaffirmed its long-term adjusted EPS (non-GAAP) annual growth target of 4% to 6% through 2029 based on the 2025 adjusted EPS (non-GAAP) guidance midpoint of $4.02. The Company expects adjusted EPS growth in the upper half of the 4% to 6% range beginning in 2026. Adjusted EPS (non-GAAP) guidance is reconciled to GAAP EPS guidance in the financial table included in this release.

Dividend Declaration

The Board of Directors declared a dividend on the Company’s common stock of $0.6675 per share payable on March 21, 2025. The dividends are payable to shareholders of record as of March 10, 2025.

Earnings Conference Call

Evergy management will host a conference call Thursday, February 27, with the investment community at 9:00 a.m. ET (8:00 a.m. CT). To view the webcast and presentation slides, please go to investors.evergy.com. To access via phone, investors and analysts will need to register using this link where they will be provided a phone number and access code.

This earnings announcement, a package of detailed fourth quarter financial information, the Company’s annual report on Form 10-K for the year ended December 31, 2024, and other filings the Company has made with the Securities and Exchange Commission are available on the Company’s website at http://investors.evergy.com.

Adjusted Earnings (non-GAAP) and Adjusted Earnings Per Share (non-GAAP)

Management believes that adjusted earnings (non-GAAP) and adjusted EPS (non-GAAP) are representative measures of Evergy’s recurring earnings, assist in the comparability of results and are consistent with how management reviews performance.

Evergy’s adjusted earnings (non-GAAP) and adjusted EPS (non-GAAP) for 2024 were $877.9 million or $3.81 per share. For 2023, Evergy’s adjusted earnings (non-GAAP) and adjusted EPS (non-GAAP) were $815.6 million or $3.54 per share.

In addition to net income attributable to Evergy, Inc. and diluted EPS, Evergy’s management uses adjusted earnings (non-GAAP) and adjusted EPS (non-GAAP) to evaluate earnings and EPS without:

i.	the mark-to-market impacts of economic hedges related to Evergy Kansas Central’s 8% ownership share of JEC;

ii.	the costs resulting from non-regulated energy marketing margins from the February 2021 winter weather event;

iii.

the second quarter 2023 recognition of a regulatory liability for the refund to customers of revenues previously collected since October 2019 for costs related to an electric subdivision rebate program to be refunded to customers in accordance with a June 2020 KCC order;

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iv.

the recognition of a regulatory liability for future refund of amounts of revenues previously collected from customers related to COLI rate credits in accordance with a September 2023 KCC rate case unanimous settlement agreement; and

v.	the costs incurred in the fourth quarter 2024 resulting from the realignment of the executive operations corporate structure.

Adjusted earnings (non-GAAP) and adjusted EPS (non-GAAP) are intended to aid an investor’s overall understanding of results. Management believes that adjusted earnings (non-GAAP) provides a meaningful basis for evaluating Evergy’s operations across periods because it excludes certain items that management does not believe are indicative of Evergy’s ongoing performance or that can create period to period earnings volatility.

Adjusted earnings (non-GAAP) and adjusted EPS (non-GAAP) are used internally to measure performance against budget and in reports for management and the Evergy Board. Adjusted earnings (non-GAAP) and adjusted EPS (non-GAAP) are financial measures that are not calculated in accordance with GAAP and may not be comparable to other companies’ presentations or more useful than the GAAP information provided elsewhere in this report.

Evergy, Inc

Consolidated Earnings and Diluted Earnings Per Share

(Unaudited)

	Earnings (Loss)	Earnings (Loss) per Diluted Share	Earnings (Loss)	Earnings (Loss) per Diluted Share
Three Months Ended December 31	2024		2023
	(millions, except per share amounts)
Net income attributable to Evergy, Inc.	$78.2	$0.34	$58.0	$0.25
Non-GAAP reconciling items:
Mark-to-market impact of JEC economic hedges, pre-tax(a)	—	—	3.9	0.02
Non-regulated energy marketing costs related to February 2021 winter weather event, pre-tax(b)	—	—	0.1	—
Executive operations team realignment, pre-tax(e)	2.5	0.01	—	—
Income tax benefit (f)	(0.1)	—	(0.9)	—

Adjusted earnings (non-GAAP)	$80.6	$0.35	$61.1	$0.27

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	Earnings (Loss)	Earnings (Loss) per Diluted Share	Earnings (Loss)	Earnings (Loss) per Diluted Share
	2024		2023
	(millions, except per share amounts)
Net income attributable to Evergy, Inc.	$873.5	$3.79	$731.3	$3.17
Non-GAAP reconciling items:
Mark-to-market impact of JEC economic hedges, pre-tax(a)	2.6	0.01	8.7	0.04
Non-regulated energy marketing costs related to February 2021 winter weather event, pre-tax(b)	—	—	0.3	—
Electric subdivision rebate program costs refund, pre-tax(c)	—	—	2.6	0.01
Customer refunds related to COLI rate credits, pre-tax(d)	—	—	96.5	0.42
Executive operations team realignment, pre-tax(e)	2.5	0.01	—	—
Income tax benefit (f)	(0.7)	—	(23.8)	(0.10)

Adjusted earnings (non-GAAP)	$877.9	$3.81	$815.6	$3.54

(a)

Reflects mark-to-market gains or losses related to forward contracts for natural gas and electricity entered into as economic hedges against fuel price volatility related to Evergy Kansas Central’s 8% ownership share of JEC that are included in operating revenues on the consolidated statements of comprehensive income.

(b)

Reflects non-regulated energy marketing incentive compensation costs related to the February 2021 winter weather event that are included in operating and maintenance expense on the consolidated statements of comprehensive income.

(c)

Reflects the second quarter 2023 recognition of a regulatory liability for the refund to customers of revenues previously collected since October 2019 for costs related to an electric subdivision rebate program to be refunded to customers in accordance with a June 2020 KCC order that are included in operating revenues on the consolidated statements of comprehensive income.

(d)

Reflects the recognition of a regulatory liability for the refund to customers for amounts of revenues previously collected related to COLI rate credits in accordance with a September 2023 KCC rate case unanimous settlement agreement reached between Evergy, the KCC staff and other intervenors that are included in operating revenues on the consolidated statements of comprehensive income.

(e)

Reflects costs incurred associated with the realignment of the executive operations corporate structure that are included in operating and maintenance expense and taxes other than income tax on the consolidated statements of comprehensive income.

(f)	Reflects an income tax effect calculated at a statutory rate of approximately 22%, with the exception of certain non-deductible items.

GAAP to Non-GAAP Earnings Guidance

	2024 Earnings per Diluted Share Guidance	2025 Earnings per Diluted Share Guidance
Net income attributable to Evergy, Inc.	$3.73 – $3.93	$3.92 – $4.12
Non-GAAP reconciling items:
—	—	—

Adjusted earnings (non-GAAP)	$3.73 – $3.93	$3.92 – $4.12

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About Evergy

Evergy, Inc. (NASDAQ: EVRG) serves 1.7 million customers in Kansas and Missouri. Evergy’s mission is to empower a better future. Our focus remains on producing, transmitting and delivering reliable, affordable, and sustainable energy for the benefit of our stakeholders. Today, about half of Evergy’s power comes from carbon-free sources, creating more reliable energy with less impact to the environment. We value innovation and adaptability to give our customers better ways to manage their energy use, to create a safe, diverse and inclusive workplace for our employees, and to add value for our investors. Headquartered in Kansas City, our employees are active members of the communities we serve.

For more information about Evergy, visit us at http://investors.evergy.com.

Forward Looking Statements

Statements made in this document that are not based on historical facts are forward-looking, may involve risks and uncertainties, and are intended to be as of the date when made. Forward-looking statements include, but are not limited to, statements relating to Evergy’s strategic plan, including, without limitation, those related to earnings per share, dividend, operating and maintenance expense and capital investment goals; the outcome of legislative efforts and regulatory and legal proceedings; future energy demand, including demand driven by new and existing customers; future power prices; plans with respect to existing and potential future generation resources; the availability and cost of generation resources and energy storage; target emissions reductions; and other matters relating to expected financial performance or affecting future operations. Forward-looking statements are often accompanied by forward-looking words such as “anticipates,” “believes,” “expects,” “estimates,” “forecasts,” “guidance,” “should,” “could,” “may,” “seeks,” “intends,” “predict,” “potential,” “opportunities,” “proposed,” “projects,” “planned,” “target,” “outlook,” “remain confident,” “goal,” “will” or other words of similar meaning. Forward-looking statements involve risks, uncertainties and other factors that could cause actual results to differ materially from the forward-looking information.

In connection with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, the Evergy Companies are providing a number of risks, uncertainties and other factors that could cause actual results to differ from the forward-looking information. These risks, uncertainties and other factors include, but are not limited to: economic and weather conditions and any impact on sales, prices and costs; significant changes in the demand for electricity; changes in business strategy or operations, including with respect to the Evergy Companies’ strategy to meet demand requirements of existing and future customers; the impact of federal, state and local political, legislative, judicial and regulatory actions or developments, including deregulation, re-regulation, securitization and restructuring of the electric utility industry; the ability to build or acquire generation and transmission facilities to meet the future demand for electricity from customers; the ability to control costs, avoid costs and schedule overruns during the development, construction and operation of generation, transmission, distribution or other projects due to challenges, which include, but are not limited to, changes in labor costs, availability and productivity, challenges with the management of contractors or vendors, subcontractor performance, shortages, delays, increased costs or inconsistent quality of equipment, materials and labor and increased financing costs as a result of changes in interest rates or as a result of project delays; decisions of regulators regarding, among other things, customer rates and the prudency of operational decisions such as capital expenditures and asset retirements; changes in applicable laws, regulations, rules, principles or practices, or the interpretations thereof, governing tax, accounting and environmental matters, including air and water quality and waste management and disposal; development, adoption and use of artificial intelligence by the Evergy Companies and its third-party vendors; the impact of climate change, including increased frequency and severity of significant weather events; risks relating to potential wildfires, including costs of litigation, potential regulatory penalties and damages in excess of insurance liability coverage; the extent to which counterparties are willing to do business with, finance the operations of or purchase energy from the Evergy Companies due to the fact that the Evergy Companies operate coal-fired generation; prices and availability of electricity and natural gas in wholesale markets; market perception of the energy industry and the Evergy Companies; the impact of future pandemic health events on, among other things, sales, results of operations, financial position, liquidity and cash flows, and also on operational issues, such as supply chain issues and the availability and ability of the Evergy Companies’ employees and suppliers to perform the functions that are necessary to operate the Evergy Companies; changes in the energy trading markets in which the Evergy Companies participate, including retroactive repricing of transactions by regional transmission organizations (RTO) and independent system operators; financial market conditions and performance, disruptions in the banking industry, including volatility in interest rates and credit spreads and in availability and cost of capital and the effects on derivatives and hedges, nuclear decommissioning trust and pension plan assets and costs; impairments of long-lived assets or goodwill; credit ratings; inflation rates;

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effectiveness of risk management policies and procedures and the ability of counterparties to satisfy their contractual commitments; impact of physical and cybersecurity breaches, criminal activity, terrorist attacks, acts of war and other disruptions to the Evergy Companies’ facilities or information technology infrastructure or the facilities and infrastructure of third party service providers on which the Evergy Companies rely; impact of geopolitical conflicts on the global energy market, including the ability to contract for non-Russian sourced uranium; ability to carry out marketing and sales plans; cost, availability, quality and timely provision of equipment, supplies, labor and fuel; impacts of tariffs; ability to achieve generation goals and the occurrence and duration of planned and unplanned generation outages; the Evergy Companies’ ability to manage their generation, transmission and distribution development plans and transmission joint ventures; the inherent risks associated with the ownership and operation of a nuclear facility, including environmental, health, safety, regulatory and financial risks; workforce risks, including those related to the Evergy Companies’ ability to attract and retain qualified personnel, maintain satisfactory relationships with their labor unions and manage costs of, or changes in, wages, retirement, health care and other benefits; disruption, costs and uncertainties caused by or related to the actions of individuals or entities, such as activist shareholders or special interest groups, that seek to influence Evergy’s strategic plan, financial results or operations; the impact of changing expectations and demands of the Evergy Companies’ customers, regulators, investors and stakeholders, including differing views on environmental, social and governance concerns; the possibility that strategic initiatives, including mergers, acquisitions and divestitures, and long-term financial plans, may not create the value that they are expected to achieve in a timely manner or at all; difficulties in maintaining relationships with customers, employees, contractors, regulators or suppliers; the outcome of the litigation involving Evergy Companies; and other risks and uncertainties.

This list of factors is not all-inclusive because it is not possible to predict all factors. You should also carefully consider the information contained in the Evergy Companies’ other filings with the Securities and Exchange Commission (SEC). Additional risks and uncertainties are discussed from time to time in current, quarterly and annual reports filed by the Evergy Companies with the SEC. New factors emerge from time to time, and it’s not possible for the Evergy Companies to predict all such factors, nor can the Evergy Companies assess the impact of each such factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained or implied in any forward-looking statement. Given these uncertainties, undue reliance should not be placed on these forward-looking statements. The Evergy Companies undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

Investor Contact: Pete Flynn Director, Investor Relations Phone: 816-652-1060 Peter.Flynn@evergy.com	Media Contact: Gina Penzig Director, Corporate Communications Phone: 785-508-2410 Gina.Penzig@evergy.com Media line: 888-613-0003

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